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                                                                EXHIBIT 10.15(a)



                            FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE, dated this 26th day of April, 2002 (the "Amendment"), is entered into by and between CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership ("Landlord") and SKECHERS USA, INC., a Delaware corporation ("Tenant").


                                  WITNESSETH:


     WHEREAS, Landlord's predecessor and Tenant entered into that certain Lease dated November 21, 1997 (the "Lease") for those certain premises commonly referred to as 1777 Vintage Ave., Ontario, California (the "Premises"); and

     WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to amend certain other provisions of the Lease as more fully set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Definitions. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

     2. Term. The term of the Lease shall be extended until and shall terminate on, November 30, 2007, which date shall be deemed to be the Expiration Date for all purposes under the Lease.

     3. Tenant Improvements. Landlord shall, at Landlord's sole cost and expense, complete the following work in the Premises: (i) replace the carpet in all offices on the north and south side of the building with carpet of equal grade as that currently in place; (ii) repair all dock seals; (iii) re-stripe parking lot in the shipping yard; (iv) remove trees which are causing damage to the parking lot and repair such damage; (v) replace two five-ton HVAC units and service all other units; (vi) repair warehouse floor; and (vii) reseal windows. Other than the foregoing, Tenant agrees that Landlord shall have no obligation to make any improvements, repairs, or alterations to the Premises whatsoever.

     4. Tenant Allowance. Other than the Landlord's work set forth in Paragraph 3 above, Tenant shall be responsible, at Tenant's sole cost and expense, for the construction of any improvements in the Premises which it desires. Provided the Lease is in full force and effect and Tenant is not in default thereunder, Landlord hereby agrees to pay to Tenant toward the cost of laying ceramic tile in the Premises (the "Work") an amount equal to the lesser of: (i) the actual cost of the Work; or (ii) Eight Thousand Seven Hundred Fifty Dollars ($8,750.00) (the "Allowance"). Landlord shall pay Tenant the Allowance or any portion thereof requested by Tenant within thirty (30) days of the delivery to Landlord, of: (i) evidence of completion of the Work; (ii) copies of all invoices relating to the Work; and, (iii) final lien waivers from all contractors, subcontractors and materialmen. Tenant shall complete the Work on or before
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January 1, 2003 and Tenant shall make any request for disbursements of the
Allowance on or before thirty (30) days after such date.

     5. Base Rental. From and after December 1, 2002, the Base Rent payable monthly under the Lease shall be Eighty-Three Thousand Nine Hundred Forty-Four and 91/100 Dollars ($83,944.91)

     6. Renewal Options. All Options set forth in Paragraph 39 of the Lease are hereby deleted and terminated and Tenant shall have no rights to exercise any Option set forth therein. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have the option to renew the Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

     a. If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier that the date which is twelve
         (12) months prior to the expiration of the then current term of the Lease but no later than the date which is nine (9) months prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

     b. The Base Rent in effect at the expiration of the then current term of the Lease shall be adjusted to reflect the Fair Market Rent, as defined in Paragraph 39.5 of the Lease.

     c. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

     7. Broker Indemnification. Tenant represents and warrants to Landlord that no real estate broker, agent, commissioned salesperson or other person has represented or dealt with the Tenant in the negotiations of this Amendment, other than CB Richard Ellis and RREEF Management Company. Landlord agrees to pay all commissions due the foregoing broker. Tenant agrees to indemnify and hold Landlord harmless from and against any claim for any such commissions, fees or other form of compensation by and such third party claiming through the Tenant, including, without limitation, any and all claims, causes of action, damages, costs and expenses, including attorney's fees associated therewith.

     8. Incorporation. Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect.

     9. Limitation of Landlord's Liability. It is expressly understood and agreed that none of Landlord's covenants, undertakings or agreements made in this Amendment or the Lease are made or intended as personal covenants, undertakings or agreements by Landlord, and any



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liability of Landlord for damages for breach or nonperformance by Landlord or otherwise arising under or in connection with this Amendment or the Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord's interest in the Land and the Building, in each case as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against, Landlord, or its shareholders, officers, directors, employees, agents, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.

LANDLORD:                                         TENANT:

CABOT INDUSTRIAL PROPERTIES                       SKECHERS USA INC., a Delaware
L.P., a Delaware limited partnership              corporation

By: Cabot Industrial Trust, A Maryland
    real estate investment trust, its
    General Partner

        RREEF America L.L.C.,
    By: A Delaware Limited Liability              By: /s/ DAVID WEINBERG
        Company, its authorized agent                  -------------------------

        /s/ DANIEL J. SCHMIDT
       -------------------------------
       Daniel J. Schmidt

Title:  VP                                        Title: CFO
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Date:   4/26/02                                    Date: 4-18-02
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